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                                    EXHIBIT I


                                 AMENDMENT No. 1

                                       TO

                     CLASS A COMMON STOCK PURCHASE WARRANTS

      Reference is made to (i) that certain Class A Common Stock Purchase Warrant to purchase 1,300,000 shares of Class A Common Stock of Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company") dated July 25, 2000, issued to RFE Investment Partners VI, L.P. ("RFE"), and (ii) that certain Class A Common Stock Purchase Warrant to purchase 400,000 shares of Class A Common Stock of the Company, dated September 26, 2000, issued to RFE (collectively, the "Warrants"). This Amendment No. 1 to the Warrants is made as of August 13, 2001, by and between the Company and RFE. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Purchase Agreement (as defined in the Warrants).

      WHEREAS, the parties wish to amend Section 9.1(d)(i) of each of the Warrants as provided herein to modify the conditions to the Put Right Condition (as defined in the Warrants).

      NOW, THEREFORE, incorporating the above recitals and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend each of the Warrants as follows:

1. RESTATEMENT OF SECTION 9.1(D)(I) OF THE WARRANTS. Section 9.1(d)(i) of each of the Warrants is amended and restated in its entirety to read as shown in ATTACHMENT 1 hereto. RFE hereby confirms that RFE waives satisfaction of the Put Right Condition as of the end of the Company's fiscal year ended March 31, 2001, and confirms that the Put Right Condition shall not be deemed satisfied as of such date (provided that such waiver applies to the fiscal year ended March 31, 2001 and does not apply to any future satisfaction of the Put Right Condition as of any future date).

2. REPRESENTATION AND WARRANTIES. The Company represents and warrants to RFE that:

            (a) The execution, delivery and performance of this Amendment (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate or other requisite proceedings (and no stockholder approval is required for this Amendment), (iii) do not conflict with, result in a breach or default (whether with notice or passage or time, or both), or result in any contravention of any provision of law, statute, rule, AMEX or other self- regulatory organization rule or regulation to which the Company or any of its Subsidiaries is



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subject or any judgment, order, writ, injunction, license or permit applicable to the Company or any of its Subsidiaries and (iv) do not conflict with, result in a breach or default (whether with notice or passage or time, or both) or result in the creation of any lien on the properties or assets of the Company or any of its Subsidiaries under, any provision of the organizational documents or bylaws of, or any material agreement or other material instrument binding upon, the Company, any of its Subsidiaries or any of their respective assets.

            (b) There exists no condition and that no event has occurred or is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given, or that time elapse, or both.

3. NO OTHER CHANGES. Other than the provisions of the Warrants addressed by this Amendment, the Warrants, the Purchase Agreement and the other Subordinated Notes Documents remain in full force and effect and are hereby reaffirmed by the parties. All references to the Warrants in the Purchase Agreement or any of the other Subordinated Notes Documents shall refer to the Warrants, as amended hereby.



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Warrants as of the date first above written.


      Company:                  ALLOU HEALTH & BEAUTY CARE, INC.


                                By: /s/ DAVID SHAMILZADEH
                                    --------------------------------------------
                                    Name:  David Shamilzadeh
                                    Title: President and Chief Financial Officer


      Warrantholder:            RFE INVESTMENT PARTNERS VI, L.P.
                                By: RFE Associates VI, LLC, its General Partner


                                By: /s/ HOWARD C. LANDIS
                                    --------------------------------------------
                                    Name:  Howard C. Landis
                                    Title: Managing Member


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                                                                    ATTACHMENT 1

      SECTION 9.1(d)(i) OF EACH OF THE WARRANTS, AS AMENDED AND RESTATED

      (d)(i) The Put Right Condition shall be deemed automatically satisfied if and when the Company has failed to achieve any one of the following conditions as at or as of the end of each applicable fiscal year:

-----------------------------------------------------------------------------------------------
Fiscal Year End          Put Right Condition     Put Right Condition     Put Right Condition
                         satisfied if Diluted    satisfied if EBIT for   satisfied if average
                         EPS for any such        any such Fiscal Year    daily trading volume
                         fiscal year is not      is not greater than:    for Class A Common
                         greater than:                                   Stock (as reported by
                                                                         AMEX) for any such
                                                                         fiscal year is not
                                                                         greater than:
-----------------------------------------------------------------------------------------------
March 31, 2001**         $1.25*                  $32,000,000             50,000 shares*
-----------------------------------------------------------------------------------------------
March 31, 2002           $1.50*                  $40,000,000             80,000 shares*
-----------------------------------------------------------------------------------------------
March 31, 2003           $1.80*                  $48,000,000             100,000 shares*
-----------------------------------------------------------------------------------------------
March 31, 2004           $1.80*                  $48,000,000             100,000 shares*
-----------------------------------------------------------------------------------------------
March 31, 2005           $1.80*                  $48,000,000             100,000 shares*
-----------------------------------------------------------------------------------------------

      *As adjusted for splits, reverse splits, stock dividends and the like.

      **As noted in this Amendment, the holder of the Warrants waives satisfaction of the Put Right Condition as of March 31, 2001 (but not prospectively as to any future date).